Exhibit 13 under Form N-1A
                                              Exhibit 99 under Item 601/Reg. S-K

                           CERTIFICATE OF STOCKHOLDER

         James U. Blanchard, the holder of 3,750,000 shares of the Common Stock, par value $.001, at a price per shares of $8.00, of the Blanchard Precious Metals Fund, Inc., a Maryland corporation (the "Corporation"), does hereby confirm to the Corporation, its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof, and does further agree that if it redeems any portion of such shares prior to the amortization of the Corporation's organizational expenses, the proceeds thereof will be reduced by the proportionate amount that the total unamortized balance bears to the numer of shares being redeemed.

                             /s/ James U. Blanchard
                               James U. Blanchard]



1946V


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                           CERTIFICATE OF STOCKHOLDER

         Michael Freedman, the holder of 3,750,000 shares of the Common Stock, par value $.001, at a price per shares of $8.00, of the Blanchard Precious Metals Fund, Inc., a Maryland corporation (the "Corporation"), does hereby confirm to the Corporation, its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof, and does further agree that if it redeems any portion of such shares prior to the amortization of the Corporation's organizational expenses, the proceeds thereof will be reduced by the proportionate amount that the total unamortized balance bears to the numer of shares being redeemed.

                              /s/ Michael Freedman
                                Michael Freedman



1924V


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                           CERTIFICATE OF STOCKHOLDER

         Bertram Frankenberger, Jr., the holder of 1,000,000 shares of the Common Stock, par value $.001, at a price per shares of $8.00, of the Blanchard Precious Metals Fund, Inc., a Maryland corporation (the "Corporation"), does hereby confirm to the Corporation, its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof, and does further agree that if it redeems any portion of such shares prior to the amortization of the Corporation's organizational expenses, the proceeds thereof will be reduced by the proportionate amount that the total unamortized balance bears to the numer of shares being redeemed.

                         /s/ Bertram Frankenberger, Jr.
                           Bertram Frankenberger, Jr.



1948V


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                           CERTIFICATE OF STOCKHOLDER

         Robert Haines, the holder of 1,000,000 shares of the Common Stock, par value $.001, at a price per shares of $8.00, of the Blanchard Precious Metals Fund, Inc., a Maryland corporation (the "Corporation"), does hereby confirm to the Corporation, its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof, and does further agree that if it redeems any portion of such shares prior to the amortization of the Corporation's organizational expenses, the proceeds thereof will be reduced by the proportionate amount that the total unamortized balance bears to the numer of shares being redeemed.

                                /s/ Robert Haines
                                  Robert Haines



1951V


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                           CERTIFICATE OF STOCKHOLDER

         Henry Harrison, the holder of 1,000,000 shares of the Common Stock, par value $.001, at a price per shares of $8.00, of the Blanchard Precious Metals Fund, Inc., a Maryland corporation (the "Corporation"), does hereby confirm to the Corporation, its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof, and does further agree that if it redeems any portion of such shares prior to the amortization of the Corporation's organizational expenses, the proceeds thereof will be reduced by the proportionate amount that the total unamortized balance bears to the numer of shares being redeemed.

                               /s/ Henry Harrison
                                 Henry Harrison



1950V


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                           CERTIFICATE OF STOCKHOLDER

         Lawrence Liebman, the holder of 1,000,000 shares of the Common Stock, par value $.001, at a price per shares of $8.00, of the Blanchard Precious Metals Fund, Inc., a Maryland corporation (the "Corporation"), does hereby confirm to the Corporation, its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof, and does further agree that if it redeems any portion of such shares prior to the amortization of the Corporation's organizational expenses, the proceeds thereof will be reduced by the proportionate amount that the total unamortized balance bears to the numer of shares being redeemed.

                              /s/ Lawrence Liebman
                                Lawrence Liebman



1947V


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                           CERTIFICATE OF STOCKHOLDER

         Richard Schatz, the holder of 1,000,000 shares of the Common Stock, par value $.001, at a price per shares of $8.00, of the Blanchard Precious Metals Fund, Inc., a Maryland corporation (the "Corporation"), does hereby confirm to the Corporation, its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof, and does further agree that if it redeems any portion of such shares prior to the amortization of the Corporation's organizational expenses, the proceeds thereof will be reduced by the proportionate amount that the total unamortized balance bears to the numer of shares being redeemed.

                                /s/ Richard Shatz
                                  Richard Shatz



1946V